Exhibit 99.2

JOINT VENTURE AGREEMENT

AGREEMENT made as of the 9th day of January, 2007 by and between PAN ATLANTIC INVESTMENTS LIMITED, having an office at Musson Building, 2nd Floor, Hincks Street, Bridgetown BB11000, Barbados (“Pan Atlantic”) and ROZEL INVESTMENTS LIMITED, having an office c/o Braun & Goldberg, 110 East 59th Street, Suite 3201, New York, New York 10022 (“Rozel”) and CHAMPAGNE INVESTMENT HOLDINGS LTD, having an office at c/o Natalie Douglas Charles, Citco BVI Limited, Wickhams Cay 1, P.O. Box 662, Road Town, Tortola, British Virgin Islands (“Champagne”).

WITNESSETH:

WHEREAS, Rozel and Champagne wish to participate in certain investments being made by Pan Atlantic upon the terms and conditions hereinafter contained.

NOT, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.	Joint Venture. The parties hereby enter into a joint venture for the purpose of investing in BioLineRx, an Israeli company (“Joint Venture”).

2.	Capital Contributions. The parties agree to contribute capital to the Joint Venture and when needed as follows:

	Amount	%
Pan Atlantic	$1,760,000	19.56
Rozel	$7,040,000	78.22
Champagne	$200,000	2.22
	$9,000,000	100.00

3.	Title to Assets. All assets and investments of the Joint Venture shall be held in the name of Pan Atlantic for the benefit of the parties in the percentages described in Section 2.

4.
Duties and Management. Pan Atlantic shall manage the investments and day to day activities of the Joint Venture. All decisions to invest and to sell said investments shall be made by Pan Atlantic exclusively. In the event an investment entitles the Joint Venture to appoint a director in the investment entity, such appointment shall be decided upon exclusively by Pan Atlantic.

5.	Distributions and Profit. After payment of expenses and after setting aside a reasonable reserve, all cash flow of the Joint Venture shall be distributed in the following order:

(a) to the parties, pari passu, a priority distribution of 5.5% per annum on the amount of capital they have invested in the Joint Venture

(b) to Rozel, an amount equal to the capital they have invested

(c) to Pan Atlantic and Champagne, pari passu, an amount equal to the capital they have invested

(d) the balance, pari passu, in the percentages set forth below:

%
Pan Atlantic	68.60
Rozel	29.40
Champagne	2.00
100.00

6.
Assignment and Pledge. Rozel and Champagne shall not assign or pledge their interest in the Joint Venture without the consent of Pan Atlantic. Pan Atlantic may transfer its interest to another affiliate of Pan Atlantic Bank and Trust Limited without the consent of the other parties but may not assign or pledge its interest to any other party without the consent of Rozel and Champagne.

7.	Dispute. Any dispute hereunder shall be resolved by arbitration before the Commercial Chamber of Commerce in Zurich.

8.	Amendments. This agreement may only be amended by an instrument in writing signed by all of the parties.

9.	Governing Law. This agreement and its validity and construction shall be governed by the laws of the state of New York.

10.
Notices. Any notice hereunder shall be sent by certified mail return receipt requested or by commercial courier to the address set forth herein or to such other address as a party shall designate by notice as herein provided.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

PAN ATLANTIC INVESTMENTS LIMITED

	By:	/s/ Robert J. Bourque
Name: Robert J. Bourque
Office: Managing Director

ROZEL INVESTMENTS LIMITED

	By:	/s/
Name:
Office:

CHAMPAGNE INVESTMENT HOLDINGS LTD.

By:	Tortola Corporation Company Limited

	By:	/s/ Pamela Rymen Trumpet
Name: Pamela Ryan Trumpet
Office: Director

	By:	/s/ Daphne Wattley
Name: Daphne Wattley
Office: Director

ASSIGNMENT AND ASSUMPTION OF JOINT VENTURE AGREEMENT

FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, ROZEL INVESTMENTS LIMITED, having an address at c/o Braun & Goldberg, 110 East 59th Street, Suite 3201, New York, NY 10022 (“Rozel”) hereby assigns to SAN JUAN HOLDINGS LIMITED, having an office at c/o Braun & Goldberg, 110 East 59th Street, Suite 3201, New York, NY 10022 (“San Juan”) all of its interest in a Joint Venture Agreement with PAN ATLANTIC INVESTMENTS LIMITED and CHAMPAGNE INVESTMENTS LIMITED relating to BioLineRX (the “Joint Venture Agreement”).

San Juan hereby represents and warrants that it has the power to assume all of the liabilities and obligations of Rozel under the Joint Venture Agreement and that by its assumption will not be in breach of any provisions therein.

IN WITNESS WHEREOF, the undersigned has signed and sealed this Assumption as of 30th day of September, 2009.

By:	/s/
Name:
Title:

San Juan Holdings Group Limited

By:	/s/
Name:
Title:

CONSENTED TO:

Pan Atlantic Bank and Trust Limited

By:	/s/ Robert J. Bourque
Name: Robert J. Bourque
Title: Managing Director

Pan Atlantic Investments Limited

By:	/s/ Robert J. Bourque
Name: Robert J. Bourque
Title: Director

Champagne Investments Limited

By:	Tortola Corporation Company Limited

	By:	/s/ Pamela Rymen Trumpet
Name: Pamela Rymen Trumpet Office: Director

	By:	/s/ Daphne Wattley
Name: Daphne Wattley Office: Director

FIRST AMENDMENT TO THE JOINT VENTURE AGREEMENT

AGREEMENT made as of the               day of November, 2009 by and between PAN ATLANTIC INVESTMENTS LIMITED, having an office at Musson Building, 2nd Floor, Hincks Street, Bridgetown BB11000, Barbados (“PAI”), SAN JUAN HOLDINGS GROUP LIMITED, having an office c/o Braun & Goldberg, 110 East 59th Street, Suite 3201, New York, New York 10022 (San Juan”) and CHAMPAGNE INVESTMENTS LIMITED, having an office at c/o Natalie Douglas Charles, Citco BVI Limited, Wickhams Cay 1, P.O. Box 662, Road Town, Tortola, British Virgin Islands, collectively the (“Champagne”).

WHEREAS, PAI, Rozel Investments Limited (“Rozel”) and Champagne entered into a joint venture agreement dated January 9, 2007 (the “Joint Venture Agreement”) in order to participate in an investment in BioLineRx (the “Joint Venture”); and

WHEREAS, PAI between January 2008 and September 2009 acquired additional shares of BioLineRx from funds provided by Pan Atlantic Bank and Trust Ltd (“PABT”); and

WHEREAS, on September 29, 2009 PAI on behalf of Rozel and PABT sold certain shares of BioLineRx to PABT; and

WHEREAS, on September 30, 2009 Rozel transferred its interest in the Joint Venture Agreement and the Joint Venture to San Juan; and

WHEREAS, the parties hereto have agreed to amend the Joint Venture Agreement to reflect amounts owing among the parties and to reflect current participation in the Joint Venture.

NOW, THEREFORE, the Joint Venture Agreement is hereby amended as follows:

1.	Transfer of Interest in Joint Venture. Effective September 30, 2009, Rozel transferred its interests in the Joint Venture to San Juan.

2.
Accountings. The amount owing PABT for the acquisition of the 7,327,274 BioLineRx shares during the period January 2008 to September 2009 in the aggregate amount of $2,626,034.05 has been settled against the amounts owed on the sale of the 6,716,418 BioLineRx shares to PABT.

The balance owing to San Juan as successor to Rozel is U.S. $3,441,691.

The Balance owing to PABT is U.S. $904.158.

3.	Capital Contributions. The capital contribution and% ownership as of the date hereof are as follows:

Capital	%
PAI	19.15
San Juan	76.60
Champagne	4.25
100.00

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

PAN ATLANTIC BANK AND TRUST LIMITED

	By:	/s/ Robert J. Bourque
Name: Robert J. Bourque
Office: Managing Director

PAN ATLANTIC INVESTMENTS LIMITED

	By:	/s/ Robert J. Bourque
Name: Robert J. Bourque
Office: Director

SAN JUAN HOLDINGS GROUP LIMITED

	By:	/s/
Name:
Office:

CHAMPAGNE INVESTMENT LIMITED

By:	Tortola Corporation Company Limited

	By:	/s/ Pamela Rymen Trumpet
Name: Pamela Rymen Trumpet
Office: Director

	By:	/s/ Daphne Wattley
Name: Daphne Wattley
Office: Director

ASSIGNMENT AND ASSUMPTION OF JOINT VENTURE AGREEMENT

FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, SAN JUAN HOLDINGS GROUP LIMITED, having an address at c/o Braun & Goldberg, 110 East 59th Street, Suite 3201, New York, NY 10022 (“San Juan”) hereby assigns to PAN ATLANTIC BANK AND TRUST LIMITED, having an office at c/o Whitepark House 1st Floor, Whit Park Road P.O. Box 982, St. Michael BB 11135, Barbados, West Indies (“PAB”) all of its interest in a Joint Venture Agreement with PAN ATLANTIC BANK AND TRUST LIMITED and CHAMPAGNE INVESTMENTS LIMITED relating to BioLineRX (the “Joint Venture Agreement”).

PAB hereby represents and warrants that it has the power to assume all of the liabilities and obligations of San Juan under the Joint Venture Agreement and that by its assumption will not be in breach of any provisions therein.

IN WITNESS WHEREOF, the undersigned has signed and sealed this Assumption as of 13th day of January, 2012.

San Juan Holdings Group Limited

By:	/s/ Seymour Braun
Name: Seymour Braun
Title: Director

Pan Atlantic Bank and Trust Limited

By:	/s/ Robert J. Bourque
Name: Robert J. Bourque
Title: Managing Director/President

CONSENTED TO:

Pan Atlantic Bank and Trust Limited

By:	/s/ Robert J. Bourque
Name: Robert J. Bourque
Title: Managing Director/President

Champagne Investments Limited

By:	/s/ Robert J. Bourque
Name: Robert J. Bourque
Title: Authorized Representative